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                                                                    EXHIBIT 99.1


                       ROBERTS PHARMACEUTICAL CORPORATION
                     1996 EQUITY INCENTIVE PLAN, AS AMENDED



1.   PURPOSE.
     --------

     The purpose of this Roberts Pharmaceutical Corporation 1996 Equity Incentive Plan (the "Plan") is to advance the interests of Roberts Pharmaceutical Corporation (the "Company") and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons for such contributions; and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares of the Company's common stock, $.01 par value per share (the "Common Stock").

     The Plan is intended to accomplish these objectives by enabling the Company to grant awards ("Awards") in the form of incentive stock options ("ISOs"), nonqualified stock options ("Nonqualified Options") (ISOs and Nonqualified Options shall be collectively referred to herein as "Options"), stock appreciation rights ("SARs"), restricted stock ("Restricted Stock"), deferred stock ("Deferred Stock"), or other stock based awards ("Other Stock Based Awards"), all as more fully described below.

2.   ADMINISTRATION.
     ---------------

     The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee may be constituted to permit the Plan to comply with the "disinterested administration" requirement of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rules, and to comply with the "outside director" requirement of Section 162(m)(4)(c)(i) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, or any successor rules. The Committee will determine the recipients of Awards, the times at which Awards will be made, the size and type or types of Awards to be made to each recipient, and will set forth in each such Award the terms, conditions and limitations applicable to the Award granted. Awards may be made singly, in combination or in tandem.
     The Committee
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     will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties.

3.   EFFECTIVE DATE AND TERM OF PLAN.
     --------------------------------

     The Plan will become effective on May 22, 1996. Awards under the Plan may be made prior to that date, subject to the shareholders' approval of the Plan.

     The Plan will terminate on May 21, 2006, subject to earlier termination of the Plan by the Board pursuant to Section 18 herein. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date pursuant to the terms of such Awards.

4.   SHARES SUBJECT TO THE PLAN.
     ---------------------------

     Subject to adjustment as provided in Section 16 herein, the aggregate number of shares of Common Stock reserved for issuance pursuant to Awards granted under the Plan shall be 3,000,000. The maximum number of shares of Common Stock which may be issued to the Chief Executive Officer ("CEO") of the Company pursuant to all Awards granted the CEO under the Plan shall not exceed thirty-five percent (35%) of the number of shares of the Company's Common Stock reserved for issuance hereunder. The maximum number of shares of the Company's Common Stock awarded to any other "Participant" (as defined in Section 5 below) pursuant to all Awards granted to such Participant under the Plan shall not exceed twenty percent (20%) of the number of shares of the Company's Common Stock reserved for issuance hereunder.

     The shares of Common Stock delivered under the Plan may be either authorized but unissued shares of Common Stock or shares of the Company's Common Stock held by the Company as treasury shares, including shares of Common Stock acquired by the Company in open market and private transactions. No fractional shares of Common Stock will be delivered pursuant to Awards granted under the Plan and the Committee shall determine the manner in which fractional share value will be treated.

     If any Award requiring exercise by a Participant for delivery of shares of Common Stock is cancelled or terminates without having been exercised in full, or if any

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     Award payable in shares of Common Stock or cash is satisfied in cash rather than Common Stock, the number of shares of Common Stock as to which such Award was not exercised or for which cash was substituted will be available for future Awards of Common Stock; provided, however, that Common Stock subject to an Option cancelled upon the exercise of an SAR shall not again be available for Awards under the Plan unless, and to the extent that, the SAR is settled in cash. Shares of Restricted Stock and Deferred Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan unless the Committee determines otherwise.

5.   ELIGIBILITY AND PARTICIPATION.
     ------------------------------

     Those eligible to receive Awards under the Plan (each, a "Participant" and collectively, the "Participants") will be persons in the employ of the Company or any of its subsidiaries designated by the Committee ("Employees") and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including, without limitation, consultants and agents of the Company or any subsidiary; provided, that such consultants and agents have been actively engaged in the conduct of the business of the Company or any subsidiary. A "subsidiary" for purposes of the Plan will be a present or future corporation of which the Company owns or controls, or will own or control, more than 50% of the total combined voting power of all classes of stock or other equity interests.

6.   OPTIONS.
     --------

     (a)  Nature of Options.  An Option is an Award entitling the Participant to
          ------------------
          purchase a specified number of shares of Common Stock at a specified exercise price. Both ISOs, as defined in Section 422 of the Code, and Nonqualified Options may be granted under the Plan; provided however, that ISOs may be awarded only to Employees.

     (b)  Exercise Price.  The exercise price of each Option shall be equal to
          ---------------
          the "Fair Market Value" (as defined below) of the Common Stock on the date the Award is granted to the Participant; provided, however, that
          (i) in the Committee's discretion, the exercise price of a Nonqualified Option may be less than the Fair Market Value of the Common Stock on the date of grant; (ii) with respect to a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the option price of an ISO granted to such Participant shall not be less than

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          one hundred and ten percent (110%) of the Fair Market Value of the
          Common Stock on the date the Award is granted; and (iii) with respect to any Option repriced by the Committee, the exercise price shall be equal to the Fair Market Value of the Common Stock on the date such Option is repriced unless otherwise determined by the Committee. For purposes of this Plan, Fair Market Value shall mean the arithmetic average of the highest and lowest sale prices of the Common Stock as reported on the Automated Quotation System of the National Association of Securities Dealers, Inc. National Market System ("NASDAQ National Market System"), on a particular date, or if there is no sale on such date, then the average of such high and low sale prices on the last previous date on which a sale of Common Stock is reported on the NASDAQ National Market System.

     (c)  Duration of Options.  The term of each Option granted to a Participant
          --------------------
          pursuant to an Award shall be determined by the Committee; provided, however, that in no case shall an Option be exercisable more than ten
          (10) years (five (5) years in the case of an ISO granted to a ten-percent shareholder as defined in (b) above) from the date of the Award.

     (d)  Exercise of Options and Conditions.  Except as otherwise provided in
          -----------------------------------
          Sections 16 and 17 herein, and except as otherwise provided below with respect to ISOs, Options granted pursuant to an Award will become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify at the time of the Award.
          The Options may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, division and Company performance. To the extent exercisable, an Option may be exercised either in whole at any time or in part from time to time. With respect to an ISO granted to a Participant, the Fair Market Value of the shares of Common Stock on the date of grant which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

     (e)  Payment for and Delivery of Stock.  Full payment for shares of Common
          ----------------------------------
          Stock purchased will be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price will be made in cash or in such other form as the Committee may permit, including, without limitation, delivery of shares of Common Stock.

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7.   STOCK APPRECIATION RIGHTS.
     --------------------------

     (a)  Nature of Stock Appreciation Rights.  A SAR is an Award entitling the
          ------------------------------------
          recipient to receive payment, in cash and/or shares of Common Stock, determined in whole or in part by reference to appreciation in the value of a share of Common Stock. A SAR entitles the recipient to receive in cash and/or shares of Common Stock, with respect to each SAR exercised, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date the SAR was granted.

     (b)  Grant of SARs.  SARs may be subject to Awards in tandem with, or
          --------------
          independently of, Options granted under the Plan. A SAR granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. A SAR granted in tandem with an ISO may be granted only at the time the ISO is granted and may expire no later than the expiration of the underlying ISO.

     (c)  Exercise of SARs.  A SAR not granted in tandem with an Option will
          -----------------
          become exercisable at such time or times, and on such conditions, as the Committee may specify. A SAR granted in tandem with an Option will be exercisable only at such times, and to the extent, that the related Option is exercisable. A SAR granted in tandem with an ISO may be exercised only when the market price of the shares of Common Stock subject to the ISO exceeds the exercise price of the ISO, and the SAR may be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying ISO and the Fair Market Value of the Common Stock subject to the underlying ISO at the time the SAR is exercised. At the option of the Committee, upon exercise, an SAR may be settled in cash, Common Stock or a combination of both.

8.   RESTRICTED STOCK.
     -----------------

     A Restricted Stock Award entitles the recipient to acquire shares of Common Stock, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as may be determined by the Committee. The Award may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, division and Company performance. Subject to such restrictions, conditions and

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     forfeiture provisions as may be established by the Committee, any
     Participant receiving an Award of Restricted Stock will have all the rights of a shareholder of the Company with respect to the shares of Restricted Stock, including the right to vote the shares and the right to receive any dividends thereon.

 9.  DEFERRED STOCK.
     ---------------

     A Deferred Stock Award entitles the recipient to receive shares of Common Stock to be delivered in the future. Delivery of the shares of Common Stock will take place at such time or times, and on such conditions, as the Committee may specify. At the time any Deferred Stock Award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

10.  OTHER STOCK BASED AWARDS.
     -------------------------

     The Committee shall have the right to grant Other Stock Based Awards under the Plan to Employees which may include, without limitation, the grant of shares of Common Stock as bonus compensation and the issuance of shares of Common Stock in lieu of an Employee's cash compensation.

11.  AWARD AGREEMENTS.
     -----------------

     The grant of any Award under the Plan may be evidenced by an agreement which shall describe the specific Award granted and the terms and conditions of the Award. Any Award shall be subject to the terms and conditions of any such agreement required by the Committee.

12.  TRANSFERS.
     ----------

     No Award (other than an outright Award in the form of Common Stock without any restrictions) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and, during a Participant's lifetime, will be exercisable only by the Participant or, in the event of a Participant's incapacity, by the Participant's guardian or legal representative.

13.  RIGHTS OF A SHAREHOLDER.
     ------------------------

     Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a shareholder of the Company. The Participant will obtain such rights, subject to any limitations imposed by the Plan, or the instrument evidencing the Award, upon actual receipt of shares of Common Stock.

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14.  CONDITIONS ON DELIVERY OF STOCK.
     --------------------------------

     The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restrictions or legends from shares of Common Stock previously delivered under the Plan until, (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (b) until the shares of Common Stock to be delivered have been listed or authorized to be listed on the NASDAQ National Market System, and (c) until all other legal matters in connection with the issuance and delivery of such shares of Common Stock have been approved by the Company's counsel. If the sale of shares of Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), and qualified under the appropriate "blue sky" laws, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and laws and may require that the certificates evidencing such shares of Common Stock bear an appropriate legend restricting transfer.

     If an Award is exercised by a Participant's legal representative, the Company will be under no obligation to deliver shares of Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

15.  TAX WITHHOLDING.
     ----------------

     The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and to condition the obligation to deliver or vest shares of Common Stock under this Plan upon the Participant's paying the Company such amount as the Company may request to satisfy any liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability either by delivery of shares of Common Stock held by the Participant or by withholding shares of Common Stock to be delivered to a Participant upon the grant or exercise of an Award.

16.  ADJUSTMENT OF AWARD.
     --------------------

     (a) In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of the Common Stock then subject to any Award and the number of shares of the Common Stock which may be issued under the Plan but not yet covered by an Award shall be adjusted by adding to each share

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          the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of Common Stock or other securities of the Company or of another corporation or for cash, whether through reorganization, recapitalization, stock split, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Award, the number and kind of shares of stock or other securities or the amount of cash into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

     (b) In the event of a proposal, which is approved by the Board, of any merger or consolidation involving the Company where the Company is not the surviving entity, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding Common Stock (such merger, consolidation, sale of assets, or other transaction being hereinafter referred to as a "Transaction"), all outstanding Options and SARs shall become exercisable immediately before or contemporaneously with the consummation of such Transaction and each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions upon consummation of such Transaction. Upon consummation of the Transaction, all outstanding Options and SARs shall terminate and cease to be exercisable.

          In lieu of the foregoing, if the Company will not be the surviving corporation or entity, the Committee may arrange to have such acquiring or surviving corporation or entity, or an "Affiliate" (as defined below) thereof, grant replacement Awards to Participants holding outstanding Awards.

          The term "Affiliate," with respect to any Person, shall mean any other Person who is, or would be deemed to be an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. The term "Person" shall mean a

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          corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

     (c) In the event of the dissolution or liquidation of the Company (except a dissolution or liquidation relating to a sale of assets or other reorganization of the Company referred to in the preceding sections), the outstanding Options and SARs shall terminate as of a date fixed by the Committee; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Participant who shall have the right during such period to exercise the Participant's Options or SARs as to all or any part of the shares of Common Stock covered thereby. Further, in the event of the dissolution or liquidation of the Company, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions.

17.  TERMINATION OF SERVICE.
     -----------------------

     Upon a Participant's termination of service with the Company or a subsidiary (if an employee only of a subsidiary), any outstanding Award shall be subject to the terms and conditions set forth below, unless otherwise determined by the Committee:

     (a) In the event a Participant leaves the employ or service of the Company or, if the Participant is an employee only of a subsidiary of the Company, a subsidiary prior to the Participant's 65th birthday, whether voluntarily or otherwise but other than by reason of the Participant's death or "disability" (as such term is defined in Section 22(e)(3) of the Code), each Option and SAR granted to the Participant shall terminate upon the earlier to occur of (i) the expiration of the period three (3) months after the date of such termination and (ii) the date specified in the Option or SAR; provided, that, prior to the termination of such Option or SAR, the Participant shall be able to exercise any part of the Option or SAR which is exercisable as of the date of termination. Further, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award which remains subject to any restrictions or conditions of the Award shall be forfeited to the Company upon such date of termination.

     (b) In the event a Participant's employment with or service to the Company or its subsidiaries terminates by reason of the Participant's death or "disability" (as such term is defined in Section 22(e)(3) of the Code), each

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          Option and SAR granted to the Participant shall become immediately exercisable in full and shall terminate upon the earlier to occur of
          (i) the expiration of the period six (6) months after the date of such termination and (ii) the date specified in the Option or SAR. Further, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions upon the date of such termination.

     (c) In the event a Participant voluntarily leaves the employ or service of the Company or, if the Participant is an employee only of a subsidiary of the Company, a subsidiary after the Participant's 65th birthday, each Option and SAR granted to the Participant shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of three (3) months after the date of such termination and (ii) the date specified in the Option or SAR. Further, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions upon the date of such termination unless otherwise provided in the Award. If the Participant involuntarily leaves the employ or service of the Company or a subsidiary after the Participant's 65th birthday, each Option and SAR granted to the Participant shall terminate upon the earlier to occur of (i) the expiration of three (3) months after the date of such termination and
          (ii) the date specified in the Option or SAR; provided, that, prior to the termination of such Option or SAR, the Participant shall be able to exercise any part of the Option or SAR which is exercisable as of the date of termination. Further, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award which remains subject to any restrictions or conditions of the Award shall be forfeited to the Company upon such date of termination.

18.  AMENDMENTS AND TERMINATION.
     ---------------------------

     The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan; provided, that, (i) except for adjustments under Section 16 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award, and (ii) except for adjustments provided for in Section 16 of this Plan, the exercise price of any Option or SAR, or the consideration due the Company with respect to any other Award, shall not be repriced or

                                      -10-
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     otherwise amended without the approval of a majority of the votes cast by the Company's shareholders.

     The Board may amend, suspend or terminate the Plan, except (i) no such action may be taken, without shareholder approval, which would effectuate any change for which shareholder approval is required pursuant to Section 16 of the Exchange Act or Section 162(m) of the Code, and (ii) no action may, without the consent of a Participant, alter or impair any Award previously granted to the Participant under the Plan.

19.  SUCCESSORS AND ASSIGNS.
     -----------------------

     The provisions of this Plan shall be binding upon all successors and assigns of any such Participant including, without limitation, the estate of any such Participant and the executors, administrators, or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such Participant.

20.  MISCELLANEOUS.
     -------------

     (a) This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

     (b) Any and all funds received by the Company under the Plan may be used for any corporate purpose.

     (c) Nothing contained in the Plan or any Award granted under the Plan shall confer upon a Participant any right to be continued in the employment of the Company or any subsidiary, or interfere in any way with the right of the Company, or its subsidiaries, to terminate the employment relationship at any time.

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